POWER OF ATTORNEY

     The undersigned Joseph M. Hirko, in his capacity as Senior Vice President and Chief Financial Officer of Portland General Electric Company (the "Company"), hereby appoints Joseph E. Feltz, Assistant Controller of the Company, as the attorney-in-fact, in my and all capacities stated herein, to execute on behalf of the undersigned and to file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Portland General Electric Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

     Dated May 14, 1997


                                         /S/      JOSEPH      M.      HIRKO

                                   Joseph M. Hirko


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